Exhibit 99.1


             The Knot Reports First Quarter 2004 Financial Results;
      First Quarter Revenues Grew 13%; Online Advertising Revenue Grew 39%

    NEW YORK--(BUSINESS WIRE)--May 12, 2004--The Knot, Inc. (OTCBB:
KNOT.OB, www.theknot.com), one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools and other resources including extensive online wedding-related shopping, today reported financial results for its first quarter ended March 31, 2004.

    First Quarter 2004 Results

    The Knot reported net revenues of $9.8 million for the first quarter of 2004, an increase of 13% from net revenues of $8.7 million for the comparable prior year quarter. Advertising revenue from national and local online programs increased by 39% over the prior year while revenue from publishing activities grew by 28%. The strong growth from these revenue sources more than offset a 15% decrease in merchandise revenue.
    The Knot reported a net loss for the first quarter of 2004 of $98,000, or $0.00 per basic and diluted share, as compared to a net loss of $195,000, or $0.01 per basic and diluted share, in the first quarter of 2003.
    "We are pleased with the continued expansion of our advertiser base both at the national and local levels," said David Liu, CEO of The Knot. "Our advertisers and sponsors recognize our value in delivering visibility to their target audience through a combination of online programs and print publications. We provide the most efficient reach to the largest audience of engaged couples who regard The Knot as the trusted leader for wedding planning information and advice."
    "On the commerce side of our business, during the first quarter, we experienced customer service related issues which arose from the installation of new warehouse management software at our distribution facility in California. While we have addressed these operational issues, they did impact our merchandise revenue numbers for the quarter," continued Mr. Liu. "We continued to invest in our new e-commerce platform that will launch later this year. This platform will improve the online shopping experience and product selection for our members and their guests and allow for enhanced customer service."
    The Knot also reported over 160 million average monthly page views on its Web site in the first quarter 2004, which is 120% greater than the 73 million average monthly page views recorded for the comparable 2003 period. As of March 31, 2004, The Knot's cumulative membership totaled over 4.9 million, a 28% increase over the approximately 3.8 million members at the end of March 2003.
    "We are very pleased with the increase in traffic on our site. Our members look to us for advice on a variety of topics from selecting a photographer, gifts for attendants to their honeymoon plans. As more consumers visit our site and we continue to build the value of our brand and our database of members, we believe The Knot has a unique opportunity to extend the relationship with our members into the first years of marriage. The Knot is the only media and commerce company that has a trusted relationship with this consumer and knows the exact moment they become a newlywed," said Mr. Liu.

    THE KNOT'S RECENT HIGHLIGHTS

    In February, The Knot's website was once again recognized for its excellence. PC Magazine's "Best of the Internet", a book authored by Don Willmott, a contributing editor to PC Magazine, ranked The Knot site as the best wedding website. PC Magazine's "Best of the Internet" Guide is a new guide to top websites in more than one hundred categories.
    In March, Oxygen Media re-signed The Knot for ten more episodes of "Real Weddings from The Knot." The signing of the latest agreement, which calls for twice as many episodes as the previous agreements, followed the highly successful airing of the second season of "Real Weddings from The Knot" in January 2004. The series' ratings were up 100% from the January 2003 premiere -- drawing 2.7 million viewers to the January 2004 Oxygen's Weddings Week. The miniseries brought to viewers the real stories behind the weddings of five couples preparing for their trips down the aisle.

    CONFERENCE CALL AND WEBCAST

    The Knot will host a conference call with investors at 4:30 p.m., ET Wednesday, May 12, 2004, to discuss its first quarter 2004 financial results. The conference call will be broadcast live over the Internet on the Investor Relations section of The Knot Web site, accessible at http://www.theknot.com/au_corpoverview.shtml. To access the Web cast, participants should visit The Knot Web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software. A replay of the webcast will also be archived on The Knot Web site approximately 2 hours after the conference call ends for a period of eight days.

    ABOUT THE KNOT, INC.

    The Knot, Inc. (OTCBB: KNOT.OB; www.theknot.com) is one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools and other resources including extensive online wedding-related shopping. Its award-winning website, TheKnot.com, is the leading online wedding destination and wedding content provider to America Online and MSN.
    The Knot also offers a diverse collection of wedding-planning print publications. The Knot produces a national publication, The Knot Magazine, and, through its subsidiary Weddingpages, Inc., publishes The Knot WEDDINGPAGES, regional wedding magazines in 18 U.S. markets. In addition, the Company publishes a wedding-planning book trilogy with Random House's Broadway Books and a gift book series with Chronicle Books. The Knot is based in New York and has several other offices across the country.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.


                            The Knot Inc.
                     Consolidated Balance Sheets
                            (in thousands)

                                                    March    December
                                                     31,        31,
                                                    2004       2003
                                                 ---------------------
                                                 (Unaudited) (Audited)
 Assets
 Current assets:
   Cash and cash equivalents                        $22,587   $22,511
   Accounts receivable, net                           3,050     2,883
   Inventories                                        1,433     1,195
   Deferred production and marketing costs              301       318
   Other current assets                                 786       747
                                                 ---------------------
 Total current assets                                28,157    27,654

 Property and equipment, net                          1,990     2,006

 Intangible assets, net                               8,709     8,734
 Other assets                                           307       313
                                                 ---------------------
 Total assets                                       $39,163   $38,707
                                                 =====================

 Liabilities and stockholders' equity
 Current liabilities:
   Accounts payable and accrued expenses             $5,702    $5,790
   Deferred revenue                                   5,239     4,891
   Current portion of long-term debt                     40        40
                                                 ---------------------
 Total current liabilities                           10,981    10,721
 Long term debt                                         196       196
 Other liabilities                                      498       490
                                                 ---------------------
 Total liabilities                                   11,675    11,407

 Stockholders' equity:
   Common stock                                         220       217
   Additional paid-in-capital                        74,816    74,533
   Accumulated deficit                              (47,548)  (47,450)
                                                 ---------------------
 Total stockholders' equity                          27,488    27,300
                                                 ---------------------
 Total liabilities and stockholders' equity         $39,163   $38,707
                                                 =====================




                             The Knot Inc.
                 Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                                 Three months ended
                                                      March 31,
                                               -----------------------
                                                  2004        2003
                                               ----------- -----------
                                               (Unaudited) (Unaudited)
Net revenues:
Sponsorship and advertising                        $3,961      $2,859
Merchandise                                         3,220       3,777
Publishing and other                                2,597       2,029
                                               ----------- -----------
Total net revenues                                  9,778       8,665

Cost of revenues                                    2,809       2,930
                                               ----------- -----------

Gross profit                                        6,969       5,735

Operating expenses:
Product and content development                     1,196       1,072
Sales and marketing                                 3,448       2,862
General and administrative                          2,267       1,739
Non-cash compensation                                   -          20
Depreciation and amortization                         197         253
                                               ----------- -----------
Total operating expenses                            7,108       5,946

Loss from operations                                 (139)       (211)

Interest income, net                                   53          16
                                               ----------- -----------

Loss before income taxes                              (86)       (195)
                                               =========== ===========

Provision for taxes on income                          12           -

Net loss                                             ($98)      ($195)
                                               =========== ===========

Loss per share - basic and diluted:                ($0.00)     ($0.01)
                                               =========== ===========

Weighted average number of shares
   used in calculating basic and diluted
   loss per share                              21,829,044  18,394,233
                                               =========== ===========


    CONTACT: IR Contact:
             The Knot, Inc.
             Heidi Davis, 212-219-8555 ext. 1128
             ir@theknot.com
             or
             Press Contact:
             The Knot, Inc.
             Amy Shey Jacobs, 212-219-8555 ext. 1246
             Cell: 516-509-0191
             ashey@theknot.com